Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Senmiao Technology Limited on Form S-3, as amended [File NO. 333-274749] and Registration Statement on Form S-1, as amended [File NO. 333-271689] of our report dated July 10, 2025 relating to the financial statements, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of March 31, 2025 and 2024, and for the two years ended March 31, 2025 and 2024, appearing in the Annual Report on Form 10-K of Senmiao Technology Limited for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

July 10, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com